UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PUTNAM VARIABLE TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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We Need Your Vote

Please vote today on a matter affecting your investment in Putnam VT Global Equity Fund.

Your prompt response to this proxy statement is important.

Voting now can help save costs.

A message from Putnam Investments and the Trustees of the Putnam Funds

Putnam VT Global Equity Fund

A few minutes of your time now can help save time and expenses later.

Dear Shareholder:

We are asking for your vote on important matters affecting your investment in Putnam VT Global Equity Fund. This fund will hold a shareholder meeting on March 18, 2021, solely by means of remote communications, to decide the proposal described below. We are asking you — and all shareholders — to consider and vote on these important matters.

You may vote conveniently by:

• Visiting the website listed on the proxy card.

• Calling by telephone, using the toll-free number listed on the proxy card.

• Mailing the enclosed proxy card — be sure to sign, date, and return the card in the enclosed postage-paid envelope.

Of course, you are also welcome to attend the meeting by means of remote communication and vote your shares at the shareholder meeting on March 18, 2021 on the following proposal:

Proposal 1: Approving a change to your fund’s sub-classification under the Investment Company Act of 1940 from “diversified” to “non-diversified.”

Shareholders of the fund are being asked to approve a change in the fund’s sub-classification under the Investment Company Act of 1940, as amended, from “diversified” to “non-diversified.” As a non-diversified fund, your fund would have greater flexibility to invest more of its assets in the securities of fewer issuers than it currently does as a diversified fund. The fund would be exposed to non-diversification risk, as its ability to invest more of its assets in the securities of fewer issuers would increase its vulnerability to factors affecting a single investment. If shareholders approve this change, the fund’s fundamental investment policies regarding diversification of investments will be changed to reflect that the fund is non-diversified.

We recommend you vote to approve your fund becoming a non-diversified fund.

The proposal is being made in connection with repositioning your fund as Putnam VT Focused International Equity Fund. If the proposal is approved, then:

• The fund will change from a “diversified” to a “non-diversified” fund. As a non-diversified fund, the fund will have flexibility (and will be expected) to concentrate its investments in a limited number of issuers.

• The fund’s name will change to “Putnam VT Focused International Equity Fund.”

• The fund will be repositioned from a “global” fund with significant U.S. exposure and little or no emerging market exposure to an “international” fund with little or no U.S. exposure and significant emerging market exposure. The fund also will no longer focus its investments in large- and mid-capitalization companies and instead will invest across all market capitalizations (including in small-capitalization companies). The fund’s principal investment strategies will change accordingly.

• The MSCI ACWI ex USA Index (ND) will replace the MSCI World Index (ND) as the fund’s benchmark for purposes of performance presentations.

Shareholder approval is not required for the changes to the fund’s name and investment strategies. However, these changes will not occur if Proposal 1 is not approved. If shareholders approve Proposal 1 at the meeting on March 18, 2021, then all of these changes are expected to become effective on April 30, 2021 (or, if shareholder approval is obtained after April 30, 2021, the first day of the month following shareholder approval).

The enclosed proxy statement contains detailed information regarding the proposal, including information about the repositioning of your fund as Putnam VT Focused International Equity Fund.

Please vote today.

We encourage you to sign and return your proxy card today or, alternatively, to vote online or by telephone using the voting control number that appears on your proxy card. Delaying your vote will increase fund expenses if further mailings are required. Your shares will be voted on your behalf exactly as you have instructed. If you sign the proxy card without specifying your vote, your shares will be voted in accordance with the Trustees’ recommendation. If any other business properly comes before the meeting and any postponement and adjournment thereof, your shares will be voted at the discretion of the persons designated on the proxy card.

Your vote is extremely important. If you have questions, please call toll-free 1-855-601-2251 or contact your financial professional.

We appreciate your participation and prompt response, and thank you for investing in the Putnam Funds.

Sincerely yours,

Robert L. Reynolds
President and Chief Executive Officer
Putnam Investments

[insert signature image]

Kenneth R. Leibler.

Chair
Board of Trustees
The Putnam Funds

[insert image of Robert L. Reynolds and Kenneth R. Leibler]

Table of Contents

Notice of a Special Meeting of Shareholders	[1]

Proposal 1: Approving a change to your fund’s sub-classification under the
Investment Company Act of 1940 from “diversified” to “non-diversified”	[2]

Further Information About Voting and the Special Meeting	[5]

Fund Information	[5]

PROXY CARD ENCLOSED

If you have any questions, please call toll-free [1-833-782-7144] or call your financial professional.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 18, 2021.

The proxy statement is available at http://www.putnam.com/static/pdf/email/VTGlobalEquity-proxy-voting.pdf.

Notice of a Special Meeting of Shareholders

To the Shareholders of:

PUTNAM VT GLOBAL EQUITY FUND

This is the formal agenda for your fund’s shareholder meeting. It tells you what proposal will be voted on and how to attend the meeting, in case you wish to attend.

A Special Meeting of Shareholders of your fund will be held on March 18, 2021 at 11:00 a.m. Eastern Time, solely by means of remote communications at the following address: https://viewproxy.com/putnamfunds/broadridgevsm (the “Meeting website”), to consider the following proposal:

Proposal 1: Approving a change to your fund’s sub-classification under the Investment Company Act of 1940 from “diversified” to “non-diversified.”

By Michael J. Higgins, Clerk, and by the Trustees

Kenneth R. Leibler, Chair

Liaquat Ahamed	Paul L. Joskow
Ravi Akhoury	George Putnam, III
Barbara M. Baumann	Robert L. Reynolds
Katinka Domotorffy	Manoj P. Singh
Catharine Bond Hill	Mona K. Sutphen

In order for you to be represented at your fund’s shareholder meeting, we urge you to record your voting instructions over the Internet or by telephone or to mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided.

Any shareholder wishing to attend the Meeting by means of remote communications can do so at the Meeting website.

If you were a record holder of fund shares as of December 21, 2020, please visit the Meeting website no later than 11:00 a.m. Eastern Time on [DAY, DATE] to register. You will need to register for the Meeting by entering the control number found on your proxy card or voting instruction form on the Meeting website. If you register on the Meeting website, you will receive a password to enter and instructions for voting during the Meeting.

If you held fund shares through an intermediary (such as a broker-dealer) as of December 21, 2020, and you want to attend the Meeting, please visit the Meeting website no later than 11:00 a.m. Eastern Time on [DAY, DATE]. If you wish to vote at the Meeting you must first obtain a legal proxy from your intermediary reflecting your fund’s name, the number of fund shares you held, as well as your name and e-mail address.

[December 23], 2020

Proxy Statement

This document gives you the information you need to vote on the proposal. Much of the information is required under rules of the Securities and Exchange Commission (the “SEC”); some of it is technical. If there is anything you don’t understand, please call toll-free 1-855-601-2251, or call your financial professional.

► Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam Variable Trust (the “Trust”) on behalf of its series Putnam VT Global Equity Fund for use at the fund’s Special Meeting of Shareholders on March 18, 2021 and, if the meeting is adjourned, at any later sessions, for the purpose of approving a change to your fund’s sub-classification under the Investment Company Act of 1940, as amended (the “1940 Act”), from “diversified” to “non-diversified.” The Notice of a Special Meeting of Shareholders, the proxy card and this proxy statement are being mailed beginning on or about [ ], 2021.

► How do your fund’s Trustees recommend that shareholders vote on the proposal?

The Trustees recommend that you vote FOR Proposal 1

► Who is eligible to vote?

Shareholders of record of the fund at the close of business on December 21, 2020 (the “Record Date”) are entitled to be present and to vote at the meeting or, if it is adjourned, at any later sessions.

The number of shares of the fund outstanding on the Record Date is shown on page [6]. Each share is entitled to one vote, with fractional shares voting proportionately.

► How will your shares be voted?

Shares represented by your duly executed proxy card will be voted in accordance with your instructions. If you sign and return the proxy card but don’t fill in a vote, your shares will be voted in accordance with the Trustees’ recommendation. If any other business properly comes before your fund’s meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

► Why are you being asked to vote?

The proposal is being made in connection with repositioning your fund as Putnam VT Focused International Equity Fund, as described below (the “Repositioning”). If the proposal is approved, then:

• The fund will change from a “diversified” to a “non-diversified” fund. As a non-diversified fund, the fund will have flexibility (and will be expected) to concentrate its investments in a limited number of issuers. As a result, the fund’s portfolio will generally consist of fewer, but larger, portfolio holdings.

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• The fund’s name will change to “Putnam VT Focused International Equity Fund.”

• The fund will be repositioned from a “global” fund with significant U.S. exposure and little or no emerging market exposure to an “international” fund with little or no U.S. exposure and significant emerging market exposure. The fund also will no longer focus its investments in large- and mid-capitalization companies and instead will invest across all market capitalizations (including in small-capitalization companies). The fund’s principal investment strategies will change accordingly.

• The MSCI ACWI ex USA Index (ND) will replace the MSCI World Index (ND) as the fund’s benchmark for purposes of performance presentations.

The changes to the fund’s investment strategies will also impact the risks of investing in the fund. Following the Repositioning, the fund will be more susceptible to the risks associated with international and emerging markets investments. These risks include the risk that the value of international investments traded in foreign currencies may be adversely impacted by fluctuations in exchange rates. International investments, particularly investments in emerging markets, also may carry risks associated with potentially less stable economies or governments (such as the risk of seizure by a foreign government, the imposition of currency or other restrictions, or high levels of inflation), and may be or become illiquid.

In addition, to the extent the fund makes larger investments in fewer issuers following the Repositioning (which it is expected to do), it will be more vulnerable than a more broadly diversified fund to fluctuations in the values of the securities it holds. If the fund concentrates its investments in a limited number of issuers or sectors, the fund may perform poorly as a result of adverse developments affecting those issuers or sectors. Similarly, investments focused in a single region may be affected by common economic forces and other factors. In addition, events in any one country within the region may impact the other countries or the region as a whole. If the fund invests significantly in Asian companies, the fund will be particularly susceptible to economic, political, regulatory and other events or conditions affecting issuers in Asia. Asia includes countries in various stages of economic development, from emerging market economies to the highly developed economy of Japan. Some parts of Asia may be subject to a greater degree of economic, political and social instability than is the case in the United States. If the fund invests significantly in European issuers, the fund will be subject to the risk that geopolitical concerns, such as the withdrawal of the United Kingdom from the European Union (“EU”) and the potential that another member country might exit the Economic and Monetary Union of the EU or the EU, could lead to increased volatility in European markets and negatively affect the fund’s investments both in issuers in the exiting country and throughout Europe.

Putnam Management is seeking to reposition the fund because it believes that the Repositioning would allow it to more effectively manage the fund in the best interests of the fund’s shareholders. The Repositioning may enhance the fund’s long-term return potential if international and emerging market equities outperform U.S. equities. In addition, the Repositioning would give the fund greater flexibility to invest more of its assets in the securities of fewer issuers. Putnam Management believes that these changes are more consistent with its overall emphasis on active management and stock selection for the fund

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and are also better aligned with anticipated demand from current and prospective shareholders.

Shareholder approval is not required for the changes to the fund’s name and investment strategies. However, these changes will not occur if Proposal 1 is not approved. If shareholders approve Proposal 1 at the meeting on March 18, 2021, then all of these changes are expected to become effective on April 30, 2021 (or, if shareholder approval is obtained after April 30, 2021, the first day of the month following shareholder approval) (the “Effective Date”).

PROPOSAL 1: APPROVING A CHANGE TO YOUR FUND’S SUB-CLASSIFICATION UNDER THE INVESTMENT COMPANY ACT OF 1940 FROM “DIVERSIFIED” TO “NON-DIVERSIFIED”

► What is this proposal?

The Trustees recommend that shareholders approve a change to the fund’s sub-classification under the 1940 Act from “diversified” to “non-diversified.” As a non-diversified fund, the fund would have greater flexibility to invest more of its assets in the securities of fewer issuers than it would as a diversified fund.

The fund is currently sub-classified as a “diversified” fund under the 1940 Act. As a diversified fund, the fund is generally limited as to the size of its investment in any single issuer. The 1940 Act sets forth the requirements that must be met for an investment company to be diversified. The 1940 Act requires that to qualify as a “diversified” fund, a fund may not, with respect to at least 75% of the value of its total assets, invest in securities of any issuer if, immediately after the investment, more than 5% of the total assets of the fund (taken at current value) would be invested in the securities of that issuer or the fund would hold more than 10% of the outstanding voting securities of the issuer. (Under the 1940 Act, these percentage limitations do not apply to cash or cash items (including receivables), securities issued by investment companies, or any “Government security.” A Government security is any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United Sates pursuant to authority granted by the Congress of the United Sates, or any certificate of deposit for any of the forgoing.) The remaining 25% of the fund’s total assets is not subject to this restriction. This means that, with respect to the remaining 25% of the fund’s total assets, a diversified fund may invest more than 5% of its total assets in the securities of one issuer and may hold more than 10% of an issuer’s outstanding voting securities. These 1940 Act requirements do not apply to an investment company that is non-diversified. As a result, compared with a non-diversified fund, a diversified fund would be generally expected to have lesser exposures to individual portfolio securities.

As stated above, the change to the fund’s sub-classification under the 1940 Act from diversified to non-diversified is being proposed in connection with the Repositioning. Putnam Management believes that this change will allow it to better execute the more focused investment strategy the fund is expected to pursue following the Repositioning. For example, due to the limitations imposed on a diversified fund’s investments in any one

4

issuer, the fund may be prevented from adding to its positions in certain stocks that the fund’s portfolio managers might view favorably. Shareholders may benefit from the flexibility afforded to non-diversified funds to make additional investments in certain issuers. However, as a non-diversified fund, the fund would be exposed to non-diversification risk, as its ability to invest more of its assets in the securities of fewer issuers would increase its vulnerability to factors affecting a single investment; therefore, the fund may be more exposed to the risks of loss and volatility than a fund that invests more broadly.

The Trustees, subject to shareholder approval, have approved the proposed change to the fund’s sub-classification from a diversified fund to a non-diversified fund. In recommending that shareholders approve this change, the Trustees considered Putnam Management’s representation that this change would allow it to more effectively manage the fund in the best interests of the fund’s shareholders following the Repositioning, including because it would allow the fund to invest more of its assets in the securities of fewer issuers. The Trustees observed Putnam Management’s view that the proposed change is more consistent with Putnam Management’s overall emphasis on active management and stock selection for the fund and is also better aligned with anticipated demand from current and prospective shareholders.

Under the 1940 Act, shareholder approval is required to permit the fund to change its sub-classification from diversified to non-diversified. Assuming shareholder approval, the proposed change in the fund’s sub-classification will take effect on the Effective Date, along with the Repositioning.

To implement this change, the fund’s fundamental investment policies regarding diversification of investments will be restated. By way of background, the 1940 Act requires registered investment companies like the fund to have fundamental investment policies governing specified investment practices, including with respect to diversification. Fundamental investment policies can be changed only by a shareholder vote.

Currently, the Fund has two fundamental investment policies regarding diversification, which are intended to track the 1940 Act requirements for diversified funds and which, like the 1940 Act requirements, apply with respect to 75% of the fund’s total assets. Because the fund avails itself of favorable tax treatment as a “regulated investment company” under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the fund is also subject to comparable diversification requirements under the Code with respect to 50% of its total assets. If shareholders approve the fund becoming non-diversified, the 1940 Act diversification requirements will no longer apply to the fund, and the fund’s fundamental investment policies regarding diversification will be restated so that they would apply only with respect to 50% of the fund’s total assets (consistent with the Code requirements). The restated policies will allow the fund to take advantage of the additional flexibility it will have as a non-diversified fund under the 1940 Act to invest more of its assets in the securities of fewer issuers.

One of the fund’s current fundamental investment policies regarding diversification prohibits it, with respect to 75% of its total assets, from acquiring more than 10% of the outstanding voting securities of any issuer. This current fundamental investment policy is more restrictive

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than required by the Code for regulated investment companies, whether diversified or non-diversified under the 1940 Act, because it does not exclude Government securities or securities of other investment companies as permitted by the applicable provisions of the Code. The revised fundamental investment policy for the fund would exclude these investments from the general requirement. The proposed change would permit the fund greater flexibility to invest in certain U.S. government securities and in the securities of other investment companies without limiting its right to exercise voting power with respect to those securities.

The current and proposed fundamental investment policies are set forth below (deleted language is in strike-through text and new language is in bold text):

Current Fundamental Investment Policy	Proposed Fundamental Investment Policy

[The fund may not and will not]:	[The fund may not and will not]:

1. With respect to 75% of its total assets,	1. With respect to ~~75%~~ 50% of its total assets,
invest in securities of any issuer if,	invest in securities of any issuer if,
immediately after such investment, more than	immediately after such investment, more than
5% of the total assets of the fund (taken at	5% of the total assets of the fund (taken at
current value) would be invested in the	current value) would be invested in the
securities of such issuer; provided that this	securities of such issuer; provided that this
limitation does not apply to obligations issued	limitation does not apply to obligations issued
or guaranteed as to interest or principal by the	or guaranteed as to interest or principal by the
U.S. government or its agencies or	U.S. government or its agencies or
instrumentalities or to securities issued by	instrumentalities or to securities issued by
other investment companies.	other investment companies.

2. With respect to 75% of its total assets,	2. With respect to ~~75%~~ 50% of its total assets,
acquire more than 10% of the voting	acquire more than 10% of the voting
securities of any issuer.	securities of any issuer; provided that this
limitation does not apply to obligations
issued or guaranteed as to interest or
principal by the U.S. government or its
agencies or instrumentalities or to securities
issued by other investment companies.

► What is the plan for implementation if the proposal is approved?

If shareholders approve the proposal, it is anticipated that the change to the fund’s sub-classification from diversified to non-diversified and the related amendments to the fund’s fundamental investment policies regarding diversification would take effect on the Effective Date, along with the Repositioning.

6

► What is the voting requirement for approving the proposal?

Approving this proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the fund, which is defined under the 1940 Act to be the lesser of (a) 67% or more of the voting securities of the fund that are present or represented by proxy at the shareholder meeting if the holders of more than 50% of the outstanding voting securities of the fund are present or represented by proxy at the shareholder meeting, or (b) more than 50% of the outstanding voting securities of the fund.

► What if the proposal is not approved by shareholders?

If shareholders do not approve the fund becoming non-diversified, the fund would continue to be managed as a diversified fund under its current fundamental investment policies regarding diversification of investments. In addition, the Repositioning would not occur, and Putnam Management may consider other long-term strategic options for the fund.

► Who is bearing the costs associated with the proposal, including proxy-related costs?

The expenses of the preparation of proxy statements and related materials, including printing, delivery and solicitation costs, will be borne by the fund.

If the proposal is approved, the fund is expected to dispose of some portfolio holdings in connection with the Repositioning. These transactions, which are expected to occur largely in late April 2021, will result in brokerage commissions or other transaction costs.

► What are the Trustees recommending?

The Trustees unanimously recommend that shareholders approve a change to your fund’s sub-classification under the Investment Company Act of 1940 from “diversified” to “non-diversified.”

Further Information About Voting and the Special Meeting

Quorum and Methods of Tabulation. Shareholders of both classes of the fund vote together as a single class. The holders of thirty percent of the shares of your fund outstanding at the close of business on the Record Date present in person or represented by proxy will constitute a quorum for the transaction of business with respect to the proposal.

Votes cast by proxy or in person at the meeting will be counted by persons your fund appoints as tellers for the meeting. The tellers will count the total number of votes cast “for” approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast.

Shares represented by proxies that reflect abstentions and “broker non-votes” will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions have the effect of a negative vote on the proposal. Because broker-dealers (in the absence of specific authorization from their customers) are not

7

expected to have discretionary authority to vote on the proposal any shares owned beneficially by their customers, there are unlikely to be any “broker non-votes” at the meeting. Broker non-votes would otherwise have the same effect as abstentions (that is, they would be treated as being present and entitled to vote on the matter for purposes of determining the presence of a quorum, and as if they were votes against the proposal).

The documents that authorize Putnam Fiduciary Trust Company or Putnam Investor Services, Inc. (“Putnam Investor Services”) to act as Trustee for certain individual retirement accounts (including traditional, Roth and SEP IRAs, 403(b)(7) accounts, and Coverdell Education Savings Accounts) provide that if an account owner does not submit voting instructions for his or her shares, Putnam Fiduciary Trust Company or Putnam Investor Services will vote the shares in the same proportions as other shareholders with similar accounts that have submitted voting instructions for their shares. Shareholders should be aware that this practice, known as “echo-voting,” may have the effect of increasing the likelihood that the proposal will be approved and that Putnam Fiduciary Trust Company or Putnam Investor Services, each of which is an affiliate of Putnam Management, may benefit indirectly from the approval of the proposal, in accordance with the Trustees’ recommendation.

As of the Record Date, the fund had the following shares outstanding:

Class	Number of shares outstanding
Class IA	[ ]
Class IB	[ ]

Share Ownership. At November 30, 2020, the officers and Trustees of the fund as a group owned directly no shares of the fund. As of that date, less than 1% of the value of the accumulation units with respect to the fund was attributable to the officers and Trustees of the Trust, as a group, owning variable annuity contracts or variable life insurance policies issued by the insurers listed in the following table or by other insurers that may hold shares of the fund. Except as noted below, no person owned of record or to the knowledge of the fund beneficially 5% or more of either class of shares of the fund.

Class	Shareholder name and address	Holdings	Percentage owned
	[ ]	[ ]	[ ]

Other Business. The Trustees know of no matters other than t described in this proxy statement to be brought before the meeting. If, however, any other matters properly come before the meeting, proxies will be voted on these matters in accordance with the judgment of the persons named in the enclosed proxy card.

Voting Process. As of the Record Date, certain insurance companies or funds-of-funds sold exclusively to insurance company separate accounts and other variable insurance products (each an “Insurance Company”) were shareholders of record of the fund. Each Insurance Company will vote shares of the fund in accordance with voting instructions received from

8

variable annuity contract and variable life insurance policy owners (collectively, the “Contract Owners”) for whose accounts the shares are held. Accordingly, this proxy statement is also intended to be used by each Insurance Company in obtaining these voting instructions from Contract Owners. In the event that a Contract Owner gives no instructions, the relevant Insurance Company will vote the shares of the fund attributable to the Contract Owner in the same proportion as shares of the fund for which it has received instructions. One effect of this system of proportional voting is that, if only a small number of Contract Owners provide voting instructions, this small number of Contract Owners may determine the outcome of the vote.

Solicitation of Proxies. In addition to soliciting proxies and voting instructions by mail, the Trustees of your fund and employees of Putnam Management, Putnam Investor Services, Putnam Retail Management and the Insurance Companies may solicit voting instructions from Contract Owners in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for solicitation of proxies and voting instructions by telephone are designed to authenticate Contract Owners’ identities, to allow them to authorize the voting of their units in accordance with their instructions, and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Contract Owners would be called at the phone number Putnam Management has in its records for their accounts (or that Putnam Management obtains from the Insurance Companies) and would be given an opportunity to give their instructions. To ensure that the Contract Owners’ instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. If these procedures were subject to a successful legal challenge, these votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time.

Contract Owner Instructions. Each Contract Owner is entitled to instruct his or her Insurance Company as to how to vote its shares and can do so by marking voting instructions on the ballot enclosed with this proxy statement and then signing, dating and mailing the ballot in the envelope provided. If a ballot is not marked to indicate voting instructions, but is signed, dated and returned, it will be treated as an instruction to vote the shares in accordance with the Trustees’ recommendations. Each Insurance Company will vote the shares for which it receives timely voting instructions from Contract Owners in accordance with those instructions and will vote those shares for which it receives no timely voting instructions for and against approval of a proposal, and as an abstention, in the same proportion as the shares for which it receives voting instructions. Accordingly, this proxy statement is also intended to be used by each Insurance Company in obtaining these voting instructions from Contract Owners. Shares attributable to accounts retained by each Insurance Company will be voted in the same proportion as votes cast by Contract Owners. Accordingly, there are not expected to be any “broker non-votes.” One effect of this system of proportional voting is that, if only a small number of Contract Owners provide voting instructions, this small number of Contract Owners may determine the outcome of the vote for the fund.

Contract Owners have the opportunity to submit voting instructions over the Internet by using a program provided by a third-party vendor hired by Putnam Management or by

9

automated telephone service. The giving of such voting instructions will not affect your right to vote in at the meeting should you decide to attend it. To give voting instructions online using the Internet, please access the Internet address listed on the proxy card and follow the instructions on the Internet site. Note that, if you have a smart phone with a “QR” reader, you may access the Internet address by scanning the QR code on your proxy card. To record your voting instructions using the automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate Contract Owners’ identities, to allow Contract Owners to give their voting instructions, and to confirm that their instructions have been recorded properly.

Your fund’s Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies and the giving of voting instructions. Consistent with this policy, your fund may solicit proxies from Contract Owners who have not voted their shares or who have abstained from voting.

Expenses of the Solicitation. For managing your fund’s proxy campaign, Broadridge Financial Solutions (“Broadridge”) will receive a proxy management fee of $[ ] plus reimbursement for out-of-pocket expenses. Broadridge will also receive fees in connection with assembling, mailing, and transmitting the notice of meeting, proxy statement and related materials on behalf of your fund, tabulating those votes that are received, and any solicitation of additional votes. In addition, banks, brokers, or other financial intermediaries holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts and tabulating those instructions that are received. While fees paid will vary based on the level of additional solicitation necessary to achieve quorum and shareholder approval, the fees are estimated to be approximately $[ ]. Other costs associated with the proxy campaign include the expenses of the preparation, printing and delivery of proxy materials.

Revocation of Instructions. Any Contract Owner giving instructions to an Insurance Company has the power to revoke such instructions by mail by providing superseding instructions. All properly executed instructions received in time for the special meeting will be voted as specified in the instructions.

Revocation of Proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing and submitting a later-dated proxy, (iii) by recording later-dated voting instructions by telephone or via the Internet, or (iv) by attending the meeting and voting.

Date for Receipt of Shareholders’ Proposals for Subsequent Meetings of Shareholders. Your fund does not regularly hold an annual shareholder meeting, but may from time to time schedule a special meeting. In accordance with the regulations of the SEC and the fund’s governing documents, in order to be eligible for inclusion in the fund’s proxy statement for a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement.

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The Board Policy and Nominating Committee of the Board of Trustees, which consists only of Independent Trustees, considers nominees recommended by shareholders of a fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the fund, to the attention of the Clerk, at the address of the principal offices of the fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the fund within a reasonable time before the fund mails its proxy statement, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the fund’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws.

Postponement and Adjournment. To the extent permitted by your fund’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, any meeting of shareholders may be postponed or cancelled by the Trustees upon public notice prior to the time scheduled for the meeting.

In addition to any ability that the persons named as proxy may have to propose and/or vote on an adjournment of any meeting of shareholders as described below, to the extent permitted by your fund’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, any meeting of shareholders may, by action of the chair of the meeting, be adjourned from time to time without notice (other than announcement at the meeting at which the adjournment is taken) with respect to one or more matters to be considered at the meeting to a designated date (which may be more than 120 days after the date initially set for the meeting), time and place, whether or not a quorum is present with respect to a matter. Upon motion of the chair of the meeting, the question of adjournment may, but need not, be submitted to a vote of the shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter or matters to be adjourned and, if approved, the adjournment shall take place without further notice (other than announcement at the meeting at which the adjournment is taken). If the quorum required for the meeting has not been met, the persons named as proxies intend to propose adjournment of the meeting and to vote all shares that they are entitled to vote in favor of adjournment. If the quorum required for the meeting has been met, but sufficient votes in accordance with the Trustees’ recommendation are not received by the time scheduled for the meeting, the persons named as proxies may also propose adjournment of the meeting in order to permit solicitation of additional proxies. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in accordance with the Trustees’ recommendation. They will vote against adjournment those proxies required to be voted contrary to the Trustees’ recommendation. Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at a meeting, including shares that are represented by broker non-votes, if any, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Adjournments of the meeting may be proposed for a reasonable period or periods to permit further solicitation of proxies. The fund will bear the costs of any additional solicitation and of any adjourned session.

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Location. As part of our effort to maintain a safe and healthy environment at the special meetings, each fund and the Trustees are closely monitoring statements issued by the World Health Organization (who.int) and the Centers for Disease Control and Prevention (cdc.gov) regarding the novel coronavirus disease, COVID-19. For that reason, the Trustees have chosen to conduct the meeting solely by means of remote communications. If the Trustees choose to change the date, time and/or means of convening your fund’s meeting, the fund will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as additional proxy material. Attendees are also encouraged to review guidance from public health authorities on this issue.

Duplicate Mailings. As permitted by SEC rules, Putnam Management’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy cards will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 219697, Kansas City, MO 64121-9697.

Financial Information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund’s annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. You may direct these requests to Putnam Investor Services, Inc., P.O. Box 219697, Kansas City, MO 64121-9697 or by phone at 1-800-225-1581. You may also access copies of these reports by visiting Putnam’s website at http://www. putnam. com/individual/annuities.

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Fund Information

Putnam Investments. Putnam Management, the fund’s investment manager, is an indirect wholly owned subsidiary of Putnam Investments, LLC (“Putnam Investments”). The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of The Honourable Paul G. Desmarais, indirectly holds approximately 50.9% of the voting rights of Power Corporation of Canada. Power Corporation of Canada is an international management and holding company that focuses on financial services in North America, Europe and Asia. Power Financial Corporation, a wholly owned subsidiary of Power Corporation of Canada, is an international management and holding company with interests in financial services and asset management businesses in Canada, the United States and Europe. Power Financial Corporation in turn owns, directly and indirectly, voting securities to which are attached approximately 70.9% of the votes attached to all voting securities of Great-West Lifeco Inc., an international financial services holding company with interests in life insurance, health insurance, retirement and investment services, asset management and reinsurance businesses. Great-West Lifeco Inc. indirectly owns a majority interest in, and all of the voting shares of, Putnam Investments through a series of subsidiaries. The address of each of Putnam Investments and Putnam Management is 100 Federal Street, Boston, Massachusetts 02110. The address of The Desmarais Family Residuary Trust is 759 Victoria Square, Montreal, Quebec H2Y 2J7. The address of Power Corporation of Canada and Power Financial Corporation is 751 Victoria Square, Montreal, Quebec H2Y 2J3.The address of Great-West Lifeco Inc. is 100 Osborne Street North, Winnipeg, Manitoba, R3C 1V3.

Robert L. Reynolds is the President and Chief Executive Officer of Putnam Investments. His address is 100 Federal Street, Boston, Massachusetts 02110.

Putnam Investments Limited. Putnam Investments Limited (“PIL”) is a registered investment adviser that has been retained by Putnam Management as investment sub-manager to the funds. PIL is owned directly by Putnam Advisory Holdings II, LLC, which is owned indirectly by Putnam Investments. Though Putnam Management has retained the services of PIL, PIL does not currently manage any assets of the fund. The directors of PIL, listed along with their principal business occupations at Putnam Investments, are Jeffrey L. Gould, Co-Head of Global Distribution, Alan G. McCormack, Head of Quantitative Equities and Risk, and Vivek Gandhi, Portfolio Manager. The address of PIL and of Messrs. Gandhi and McCormack is 16 St. James’s Street, London, SW1A 1ER, U.K. The address of The Putnam Advisory Company, LLC and of Mr. Gould is 100 Federal Street, Boston, Massachusetts 02110. The address of Putnam Advisory Holdings II, LLC is 100 Federal Street, Boston, Massachusetts 02110. The Putnam Advisory Company, LLC and Putnam Investments Limited are both directly owned by Putnam Advisory Holdings II, LLC.

The Putnam Advisory Company, LLC. The Putnam Advisory Company, LLC (“PAC”), which has also been retained by Putnam Management to serve as sub-adviser, is owned by Putnam Investments through a series of wholly-owned subsidiaries. Though Putnam Management has retained the services of PAC, PAC does not currently manage any assets of

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the fund. The address of The Putnam Advisory Company, LLC is 100 Federal Street, Boston, Massachusetts 02110.

Putnam Retail Management. Putnam Retail Management, your fund’s principal underwriter, is a limited partnership whose general partner (and minority owner) is Putnam Retail Management GP, Inc. and whose limited partner and majority owner is Putnam U.S. Holdings I, LLC, which is also the sole owner of Putnam Retail Management GP, Inc. and an indirect wholly-owned subsidiary of Putnam Investments. The address of each of Putnam Retail Management, Putnam Retail Management GP, Inc. and Putnam U.S. Holdings I, LLC is 100 Federal Street, Boston, Massachusetts 02110.

Putnam Investor Services, Inc. Putnam Investor Services, Inc. serves as your fund’s investor servicing agent. Putnam Investor Services, Inc. is an indirect wholly-owned subsidiary of Putnam Investments. The address of Putnam Investor Services, Inc. is 100 Federal Street, Boston, Massachusetts 02110.

The table below shows fee amounts Putnam VT Global Equity Fund paid to Putnam Management or its affiliates during the most recent fiscal year (for the 12 months ended December 30, 2019) for the services noted (other than under a management contract). The funds made no other material payments to Putnam Management or its affiliates during the period shown. These services will continue to be provided regardless of whether Proposal 1 is approved.

Fees paid to Putnam Investor Services, Inc. for	Fees paid to Putnam Retail Management Limited
serving as investor servicing agent ($)	Partnership pursuant to distribution plans ($)

$126,959	$56,443

Limitation of Trustee liability. Your fund’s Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Declaration of Trust that they have not acted in good faith, have not acted in the reasonable belief that their actions were in the best interests of the fund or at least were not opposed to the best interests of the fund, had reasonable cause to believe their actions were unlawful in the case of a criminal proceeding, or were liable to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Officers and other information. All of the officers of your fund are employees of Putnam Management or its affiliates or serve on the staff of the Office of the Trustees. The officers of your fund are as follows:

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Name, Address[1], Year of Birth,	Length of Service with	Principal Occupation(s) During Past 5 Years and
Position(s) Held with Fund	the Putnam Funds[2]	Position(s) with Fund’s Investment Adviser and
Distributor[3]
Robert L. Reynolds (Born 1952)	Since 2008	President and Chief Executive Officer of Putnam
President and Chief Executive		Investments (2008 – Present) and Chairman of
Officer		Great-West Lifeco U.S. Inc., a holding company
that owns Putnam Investments and Great-West
Financial (2019 – Present). From 2014 to 2019,
President and Chief Executive Officer of Great-
West Financial, a financial services company that
provides retirement savings plans, life insurance,
and annuity and executive benefits products, and of
Great-West Lifeco U.S. Inc. Member of Putnam
Investments’ and Great-West Financial’s Board of
Directors.
Jonathan S. Horwitz[4] (Born 1955)	Since 2004	Executive Vice President, Principal Executive
Executive Vice President, Principal		Officer, and Compliance Liaison, The Putnam
Executive Officer, and Compliance		Funds
Liaison
Robert T. Burns (Born 1961)	Since 2011	General Counsel, Putnam Investments, Putnam
Vice President and Chief Legal		Management and Putnam Retail Management.
Officer
James F. Clark[3] (Born 1974)	Since 2016	Chief Compliance Officer (2016 – present) and
Vice President and Chief Compliance		Chief Risk Officer (2020 – present), Putnam
Officer		Investments. Chief Compliance Officer, Putnam
Management (2016 – Present).
Associate General Counsel, Putnam Investments,
Putnam Management and Putnam Retail
Management (2003-2015).
Michael J. Higgins[4] (Born 1976)	Since 2010	Vice President, Treasurer, and Clerk, The Putnam
Vice President, Treasurer, and Clerk		Funds
Richard T. Kircher (Born 1962)	Since 2019	Assistant Director, Operational Compliance,
Vice President and BSA Compliance		Putnam Investments and Putnam Retail
Officer		Management (2015 – Present). Sr. Manager,
Operational Compliance, Putnam Investments and
Putnam Retail Management (2004-2015).
Janet C. Smith (Born 1965)	Since 2007	Head of Fund Administration Services, Putnam
Vice President, Principal Financial		Investments and Putnam Management.
Officer, Principal Accounting
Officer, and Assistant Treasurer
Susan G. Malloy (Born 1957)	Since 2007	Head of Accounting, Middle Office, and Control
Vice President and Assistant		Services, Putnam Investments, and Putnam
Treasurer		Management.
Mark C. Trenchard (Born 1962)	Since 2002	Director of Operational Compliance, Putnam
Vice President		Investments and Putnam Retail Management

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Nancy E. Florek[4] (Born 1957)	Since 2000	Vice President, Director of Proxy Voting and
Vice President, Director of Proxy		Corporate Governance, Assistant Clerk, and
Voting and Corporate Governance,		Assistant Treasurer, The Putnam Funds.
Assistant Clerk, and Assistant
Treasurer
Denere P. Poulack[4] (Born 1968)	Since 2004	Assistant Vice President, Assistant Clerk, and
Assistant Vice President, Assistant		Assistant Treasurer, The Putnam Funds.
Clerk, and Assistant Treasurer

1 The address of each Officer is 100 Federal Street, Boston, MA 02110.
2 Each officer serves for an indefinite term, until his or her resignation, retirement, death or removal.
3 Prior positions and/or officer appointments with the fund or the fund’s investment adviser and distributor have been omitted.
4 Officers of the fund indicated are members of the Trustees’ independent administrative staff. Compensation for these individuals is fixed by the Trustees and reimbursed to Putnam Management by the funds.

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D-1

**Putnam INVESTMENTS**

P.O. 219697
KANSAS CITY, MO 64121-9697

**SCAN TO**
**VIEW MATERIALS & VOTE**

**To vote by Internet**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.
4) To attend and vote at the meeting, please register by going to Virtual Shareholder Meeting at: https://viewproxy.com/PutnamFunds/broadridgevsm

**To vote by Telephone**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

**To vote by Mail**

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27987-S13567

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

**Please be sure to sign and date below:**

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**The proxy statement for this meeting is available at:**

Please sign and date the other side of this card.

D27988-S13567

**PUTNAM VT GLOBAL EQUITY FUND**

By signing on the reverse side, you, as a shareholder of PUTNAM VT GLOBAL EQUITY FUND, appoints Trustees, Kenneth R. Leibler and George Putnam, III, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote all of your Putnam VT Global Equity Fund shares on your behalf at the meeting of shareholders. The meeting will take place on Thursday, March 18, 2021 at 11:00 a.m., Eastern Time, and will be conducted solely by means of remote communications. Any shareholder wishing to participate in the meeting by means of remote communications can do so at https://viewproxy.com/PutnamFunds/broadridgevsm (the "Meeting website"). Please visit the Meeting website no later than 11:00 a.m., Eastern Time, on Wednesday, March 17, 2021 to register. Shareholders who register on the Meeting website will receive a password to enter and instructions for voting during the meeting. **Your vote is being solicited on behalf of the Trustees**. When you complete and sign this proxy card, the shares will be voted on your behalf exactly as you have indicated on the reverse side of this card. **If you simply sign this proxy card, and do not vote on the proposal, the shares will be automatically voted as the Trustees recommend**. The proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment or postponement of the meeting.

**This proxy is solicited on behalf of the Board of Trustees, and the proposal for the Fund (set forth on the reverse side of this proxy card) has been approved by the Board of Trustees and recommended for approval by shareholders.**